Exhibit 99.2

GOLDMAN SACHS REAL ESTATE FINANCE TRUST INC

Net Asset Value Calculation and Valuation Guidelines

Effective January 27, 2025

The board of directors of Goldman Sachs Real Estate Finance Trust Inc. has adopted the following Net Asset Value Calculation and Valuation Guidelines. The words “Company,” “we,” “us” and “our” shall mean Goldman Sachs Real Estate Finance Trust Inc, together with its consolidated subsidiaries.

General

We will calculate the net asset value (“NAV”) per share for each class of shares monthly. Our NAV for each class of our shares of common stock is based on the net asset values of our investments (including real estate-related securities), the addition of any other assets (such as cash on hand) and the deduction of any liabilities, including class-specific accruals, as described below.

Our Independent Valuation Advisors

The fundamental elements of the valuation process, which are the valuation of our credit investments and financing as well as the appraisal of the collateral underlying our credit investments, will be performed by our independent valuation advisors, Chatham Financial Corp (“Chatham”) and Capright Property Advisors, LLC (“Capright”), each of which is a valuation firm selected by Goldman Sachs & Co. LLC (in its capacity as our adviser, the “Adviser”) and approved by our board of directors, including, once appointed, our independent directors. Chatham will value our credit investments as well as our entity-level and asset-level debt. Capright will value the collateral underlying our credit investments. Chatham and Capright are engaged in the business of rendering opinions regarding the value of real estate-related debt and commercial real properties and are not affiliated with us or the Adviser.

The Adviser, with the approval of our board of directors, including a majority of our independent directors, may engage additional independent valuation advisors in the future as our portfolio grows and diversifies. Although Chatham and Capright may consider any comments received from us or our Adviser or other valuation sources for their individual valuations, the final estimated fair values of our credit investments and financings are determined by Chatham and the final estimated fair values of the collateral are determined by Capright. While our independent valuation advisors are responsible for providing the valuations described above, our independent valuation advisors are not responsible for, and do not calculate, our NAV. The Adviser is ultimately responsible for the determination of our NAV.

Our independent valuation advisors may be replaced at any time, in accordance with agreed-upon notice requirements, by a majority vote of our board of directors, including a majority of our independent directors. Our independent valuation advisors will discharge their respective responsibilities in accordance with these valuation guidelines.

Our board of directors will not be involved in the periodic valuation of our assets and liabilities but will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility. Following initial closing upon breaking escrow in the private offering, our NAV per share for each class of shares will be calculated monthly by CBRE, Inc. (“CBRE”) and such calculation will be reviewed and confirmed by the Adviser. Pursuant to our valuation services agreements with our independent valuation advisors, the Adviser receives valuation reports periodically from our independent valuation advisors. The Adviser reviews the reasonableness of these valuations with the independent valuation advisors before they are finalized in order for CBRE to calculate our NAV per share for each class of shares.

Assets

Valuation of Credit Investments

The fair value of the credit investments will be determined by Chatham. Newly originated or acquired credit investments will initially be valued at cost in the month that they are closed, which is expected to represent fair value at that time. For each month after the initial month in which a Credit Investment is closed, Chatham will value each Credit Investment at fair value. Warehoused Investments are subject to these Valuation Guidelines as described herein. Warehoused Investments will be acquired/transferred from Goldman Sachs at an amount equal to (x) the lower of (i) fair value (determined by Chatham) of such Warehoused Investment plus accrued interest, less the unamortized original issue discount through the date of settlement and (ii) the cost of the Warehoused Investment to Goldman Sachs plus accrued interest through the date of settlement, and (y) related costs and expenses, including transaction expenses and expenses of conveyance. Valuations of credit investments reflect changes in interest rates, spreads, loan tests and metrics, risk ratings, and anticipated liquidation timing and proceeds, among others. The fair value is determined by discounting the future contractual cash flows to the present value using a current market interest rate or spread. The market rate is determined through consideration of the interest rates for debt of comparable quality and maturity, and the value of the underlying real estate investment. As applicable, Chatham may apply an alternative methodology to any non-performing credit investments and will notify the Adviser of any changes in approach taken.

Each valuation report prepared by Chatham will be addressed solely to our company. Chatham’s valuation reports are not addressed to the public and may not be relied upon by any other person to establish an estimated value of common stock and do not constitute a recommendation to any person to purchase or sell shares of our common stock. In preparing its reports, Chatham will not solicit third-party indications of interest for our common stock in connection with possible purchases thereof or the acquisition of all or any part of our company.

Valuation of Collateral

An appraisal will be completed by an outside third-party appraisal firm prior to the closing of each transaction and will be utilized for the first year’s reporting period thereafter. Within one year of the closing of each transaction, Capright will appraise the collateral, and provide appraisals no less than annually thereafter. Valuations of collateral reflect changes in property value based on comparable trades, occupancy, expirations, discounted cash flows, and anticipated liquidation timing and proceeds, among others. The Adviser may choose to obtain an interim period appraisal if a significant event occurs that impacts the collateral.

Each valuation report prepared by Capright will be addressed solely to our company, but provided to Chatham for consideration in the valuation of credit investments. Capright’s valuation reports are not addressed to the public and may not be relied upon by any other person to establish an estimated value of our collateral.

Valuation of Real Estate Owned Properties

In the event we pursue ownership interest in the underlying collateral on a defaulted loan, then the asset will become real estate owned or REO. REO properties will initially be valued at fair value at the time of acquisition. Generally, closing costs and expenses will initially be capitalized and reflected as a component of fair value. Thereafter, the REO properties will be valued by Capright periodically, as needed. Property-level valuations reflect changes in property value based on comparable trades, occupancy, expirations, discounted cash flows, and anticipated liquidation timing and proceeds, among others.

Each valuation report prepared by the appraiser is addressed solely to our company. Any appraiser’s valuation report is not addressed to the public and may not be relied upon by any other person to establish the value of the property.

Valuation of Other Real Estate-Related Assets

Our investments in real estate-related assets will focus on non-distressed public and private real estate-related debt securities, including, but not limited to, CMBS, corporate bonds, and certain other forms of debt, mezzanine and preferred equity. In general, real estate-related assets are valued by the Adviser according to the procedures specified below upon acquisition or issuance and then monthly. Interim valuations of real estate-related assets that are valued monthly may be performed if the Adviser believes the value of the applicable asset may have changed significantly since the most recent valuation. In addition, our board of directors may retain additional independent valuation firms to assist with the valuation of real estate-related assets.

Publicly Traded Real Estate-Related Assets

Publicly traded real-estate related assets that are not restricted as to salability or transferability will generally be valued by the Adviser monthly on the basis of publicly available market quotations or at fair value determined in accordance with GAAP. Market quotations may be obtained from third-party pricing service providers or broker-dealers. When reliable market quotations are available from multiple sources, the Adviser will use commercially reasonable efforts to use two or more quotations and will value the assets based on the average of the quotations obtained. GAAP defines fair value as the price that would be received to sell an asset or be paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date. If market quotations are not readily available (or are otherwise not reliable for a particular investment), the fair value will be determined in good faith by the Adviser. The Adviser may adjust the value of public debt and equity real estate-related assets and derivatives that are restricted as to salability or transferability for a liquidity discount. In determining the amount of such discount, consideration is given to the nature and length of such restriction and the relative volatility of the market price of the security.

Private Real Estate-Related Assets

Investments in privately placed debt instruments and securities of real estate-related operating businesses (other than joint ventures), such as real estate development or management companies, will initially be valued by the Adviser at the acquisition price and thereafter will be revalued at least monthly at fair value. The fair value of real-estate related operating businesses is generally determined by using valuation methodologies such as discounted cash flow and market comparable analysis. The valuation analysis is supplemented with a qualitative assessment of the operating businesses’ operating metrics such as sales growth, revenue traction, margin, key account wins and stability of executives. In evaluating the fair value of our interests in certain commingled investment vehicles, values periodically assigned to such interests by the respective issuers or broker-dealers may be relied upon. Our board of directors may retain additional independent valuation firms to assist with the valuation of our private real estate-related assets.

Valuation of Derivative Instruments

In the ordinary course of business, we may hedge interest rate and foreign currency exposure with derivative financial instruments. We report our derivative assets and liabilities at fair value as determined by an independent pricing service. We generally obtain one price per instrument from our primary pricing service. If the primary pricing service cannot provide a price, we will seek a value from other pricing services. The pricing service values bilateral interest rate swaps and interest rate caps under the income approach using valuation models. The significant inputs in these models are readily available in public markets or can be derived from observable market transactions for substantially the full terms of the contracts. The pricing service values currency forward contracts under the market approach through the use of quoted market prices available in an active market.

Valuation of Liquid Non-Real-Estate-Related Assets

Liquid non-real-estate-related assets include credit rated government debt securities, corporate debt securities, cash and cash equivalents. Liquid non-real-estate-related assets will be valued monthly by the Adviser based on market quotations obtained from third-party pricing service providers.

Liabilities

We will generally include the fair value of our liabilities as part of our NAV calculation. We expect that these liabilities will include the fees payable to the Adviser and the Placement Agent, accounts payable, accrued operating expenses, asset-level and portfolio-level financing and company-level facilities and other liabilities. All liabilities will be valued using widely accepted methodologies specific to each type of liability. Other than asset-level and portfolio-level debt and company-level facilities, we include the cost basis of our liabilities as part of NAV, which approximates fair value. These carrying amounts are meant to approximate fair value due to the liquid and short-term nature of the instruments. The Adviser’s valuation of asset-level liabilities, including any third-party incentive fee payments or investment-level debt, deal terms and structure will not be reviewed by our independent valuation advisor or appraised. Liabilities allocable to a specific class of shares are only included in the NAV calculation for that class.

Liabilities related to distribution fees will accrue to a specific class of shares and will only be included in the NAV calculation for that class as described below.

Under applicable GAAP, we record liabilities for distribution fees (i) that we currently owe the Placement Agent under the terms of our Placement Agent Agreement and (ii) for an estimate that we may pay to our Placement Agent in future periods. However, in keeping with standard industry practice, we do not deduct the liability for estimated future distribution fees in our calculation of NAV, which fees are not payable under certain circumstances, such as in the event of our liquidation.

For purposes of calculating our NAV, the organization and offering expenses advanced, waived or paid by the Adviser will not be recognized as expenses or as a component of equity and reflected in our NAV until we pay the Adviser for these costs.

Valuation of Facilities

The fair value of facilities, or the sum of our asset-level and portfolio-level financing arrangements and company-level facilities, will be determined by Chatham, the facilities valuation advisor, selected by the Adviser and approved by our board of directors, including a majority of independent directors. Chatham will prepare monthly valuations of each facility, which will be used in calculating NAV. New facilities will initially be valued at par, which is expected to represent fair value at that time. Thereafter, Chatham will prepare monthly valuations of the facilities that will be used in calculating NAV. All facilities will be valued using widely accepted methodologies specific to each type of facility. Any changes to the fair value of facilities are expected to reflect changes including interest rates, spreads, and key loan metrics and tests utilizing the collateral value and cash flows, including the estimated liquidation timing and proceeds. In addition, for purposes of calculating our NAV, the financing costs related to our debt obligations will be capitalized and amortized over the life of the debt facility.

Each valuation report prepared by Chatham is addressed solely to our company. Chatham’s valuation reports are not addressed to the public and may not be relied upon by any other person to establish value of the facilities that will be used in calculating NAV.

The board of directors has delegated to the Adviser the responsibility for monitoring significant events that may affect the values of our facilities for determining whether the existing valuations should be re-evaluated prior to the next scheduled monthly valuation in light of such significant events.

Valuation of Securitized Debt Investments

The fair value of any securitized debt investments will generally be measured using the more observable of the fair value of the securitized assets and liabilities using the Valuation Guidelines discussed above.

Review of and Changes to these Valuation Guidelines

From time to time, the board of directors, including, a majority of our independent directors, may adopt changes to these valuation guidelines if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. Any changes to these valuation guidelines require the approval of the board of directors, including, a majority of our independent directors.

NAV and NAV Per Share Calculation

Our NAV per share will be calculated by CBRE as of the last calendar day of each month and is available generally within 15 calendar days after the end of each applicable month. Our board of directors, including a majority of our independent directors, may replace CBRE with another party, including our Adviser, if it is deemed appropriate to do so. The Adviser is responsible for reviewing and confirming our NAV, and overseeing the process around the calculation of our NAV.

Each month, before taking into consideration accrued dividends or other class-specific accruals, any change in the aggregate NAV (the “Aggregate Fund NAV”) of our outstanding shares of each class of common stock at the end of the prior month will be allocated among each class of common stock. This allocation will be based on each class’s relative percentage of the previous Aggregate Fund NAV (treating all shares issued on the first calendar day of the month as outstanding as of the date of such previous Aggregate Fund NAV). Changes in our monthly Aggregate Fund NAV include, without limitation, accruals of our net portfolio income, interest expense, management fees, performance fees, unrealized/realized gains and losses on assets, any applicable organization and offering costs and any expense reimbursements. Changes in our monthly Aggregate Fund NAV also include material non-recurring events, such as capital expenditures and material acquisitions and dispositions occurring during the month. Notwithstanding anything herein to the contrary, the Adviser may in its discretion consider material market data and other information that becomes available after the end of the applicable month in valuing our assets and liabilities and calculating our NAV for a particular month. On an ongoing basis, the Adviser will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of monthly accruals for which financial information is available.

Following the allocation of the changes in our Aggregate Fund NAV as described above, NAV for each class is adjusted for class-specific accruals for distributions, ongoing distribution fees, management fees and performance fees payable to the Adviser to determine the monthly NAV for each class. These accruals are made on a class-specific basis and borne by all holders of the applicable class. These class-specific accruals may differ for each class, even when the NAV per share of each class is the same. We normally expect that the accrual of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to certain classes of shares. In other words, the per share amount of distributions on Class T, Class S and Class D shares generally differs from other classes of shares because of class-specific distribution fees that are deducted from the gross distributions of Class T, Class S and Class D shares. Specifically, we expect net distributions on Class T and Class S shares will be lower than Class D shares and net distributions on Class D shares will be lower than Class I, Class F-I, Class F-II and our non-voting common stock shares. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the class-specific accruals of distribution fees with respect to such period, then pursuant to these valuation guidelines, the class-specific accruals of distribution fees may lower the NAV per share of a share class. With respect to class-specific accruals of the management fee, we expect these accruals to cause the distributions and/or the NAV per share of those classes which do not pay a management fee to be higher than those of other share classes which are subject to a management fee. With respect to class-specific accruals of the performance fee, we expect these accruals to cause the distributions and/or the NAV per share of those classes which are not subject to a performance fee to be higher than those of other share classes which are subject to the performance fee. When the NAV per share of our classes are different, then changes to our assets and liabilities that are allocable based on NAV will also be different for each class. We may from time to time issue stock dividends on a class-specific basis to adjust the NAV per share of such class. Because the purchase price of shares in the primary offering is equal to the transaction price, which generally equals the most recently disclosed monthly NAV per share, plus the upfront selling commissions and placement fees, which are effectively paid by purchasers of shares at the time of purchase, the upfront selling commissions and placement fees have no effect on the NAV of any class.

NAV per share for each class is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class at the end of such month.